Exhibit 21

                              LIST OF SUBSIDIARIES

Subsidiaries of the Registrant               Jurisdiction of Organization
------------------------------               ----------------------------

BCP Ingredients, Inc.                        Delaware

Balchem, Ltd.*                               Canada




*Inactive